Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Current Report on Form 8-K/A and Registration Statement File Nos. 33-22310, 33-50282, 33-59083, 33-59623, 33-63885, 33-67918, 33-68300, 33-68158, 333-44569, 33-75846, 333-02525, 333-04875, 333-25923, 333-44613, 333-45289, 333-50461, 333-66013, 333-71007, 333-81337, 333-87243, 333-88506, 333-90247, 333-46284, 333-55666, 333-100027, 333-105875, 333-105877, 333-113755, and 333-117769 of UnitedHealth Group Incorporated of our report dated January 30, 2004, relating to the consolidated financial statements and schedules of Oxford Health Plans, Inc. included in its Annual Report (Form 10-K), for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/    Ernst & Young LLP

New York, NY

August 6, 2004